Exhibit 14(b)

                          CONSENT OF ERNST & YOUNG LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Financial Highlights" in the Combined Proxy Statement and Prospectus included in this Registration Statement (Form N-14)(Pre-Effective Amendment No. 1 to No. 333-161671) of the Allegiant Funds (the "Trust"), relating to the reorganization of certain PNC Funds (specifically, PNC Government Money Market Fund, PNC International Equity Fund, PNC Limited Maturity Bond Fund, PNC National Tax-Exempt Bond Fund, PNC Prime Money Market Fund, PNC Tax-Exempt Money Market Fund, PNC Total Return Bond Fund, PNC Capital Opportunities Fund) into similar portfolios of the Trust (specifically, Allegiant Government Money Market Fund, Allegiant International Equity Fund, Allegiant Limited Maturity Bond Fund, Allegiant Intermediate Tax Exempt Bond Fund, Allegiant Money Market Fund, Allegiant Tax Exempt Money Market Fund, Allegiant Total Return Advantage Fund, and Allegiant Small Cap Core Fund (collectively the "Funds")) and to the incorporation by reference in this Registration Statement of our report on the Funds dated July 18, 2008, included in the Trust's 2009 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 13, 2009